Exhibit 32.2

Certification of Chief Accounting Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the registrant certifies, to the best of his knowledge, that the registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2008 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q, fairly presents, in all material respects, the financial condition and results of operations of the registrant. Dated: November 30, 2008

By:	/s/ Hasmik Yaghobyan

Hasmik Yaghobyan
Director, Chief Accounting Officer,
Chief Financial Officer, Treasurer, and Secretary